UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 24, 2002

Date of Report (date of earliest event reported)

SIMPLEX SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-	77-0492528

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

521 Almanor Avenue
Sunnyvale, CA 94085

(Address of principal executive offices)

(408) 617-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 3.1
EXHIBIT 4.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On April 24, 2002, Cadence Design Systems, Inc., a Delaware corporation (“Cadence”), and Simplex Solutions, Inc. (“Simplex”) issued a joint press release (the “Press Release”) announcing the execution of an Agreement and Plan of Merger, dated as of April 24, 2002 (the “Merger Agreement”), by and among Cadence, Zodiac Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Cadence (“Merger Sub”), and Simplex. In accordance with the Merger Agreement, Merger Sub will be merged with and into Simplex with Simplex continuing as the surviving corporation and a wholly-owned subsidiary of Cadence (the “Merger”). As a result of the Merger, each issued and outstanding share of Simplex Common Stock, par value $0.001 per share (“Simplex Common Stock”), will be automatically converted into the right to receive between 0.924 and 0.756 of validly issued, fully paid and nonassessable shares (the “Exchange Ratio”) of Cadence Common Stock, par value $0.01 (“Cadence Common Stock”), depending on the price of Cadence Common Stock prior to the closing of the Merger. In addition, Cadence will assume all options or other rights to purchase capital stock of Simplex outstanding under Simplex’s existing stock option plans, in a number adjusted to reflect the Exchange Ratio. The consummation of the Merger is subject to the approval of the stockholders of Simplex, receipt of necessary approvals under United States and applicable foreign antitrust laws, Securities and Exchange Commission clearance and other customary closing conditions. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is expected to be treated as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

     In the Press Release, Cadence and Simplex also announced that Penelope A. Herscher, Simplex Chairman and Chief Executive Officer will serve as the Executive Vice President and Chief Marketing Officer responsible for marketing, strategy, Tality and the Simplex SoC Design Foundry, reporting to Ray Bingham, President and Chief Executive Officer of Cadence. In addition, Aki Fujimura, Simplex President and Chief Operating Officer, will become corporate Vice President and General Manager of the Design for Manufacturability business unit, reporting to Lavi Lev, Executive Vice President and General Manager of the IC business unit, and Steve Teig, Simplex Chief Technology Officer, will become the Cadence Chief Scientist and will join the office of the Chief Technology Officer, reporting to Ray Bingham.

     In connection with the execution of the Merger Agreement, Cadence and Simplex entered into a Stock Option Agreement, dated as of April 24, 2002 (the “Stock Option Agreement”), pursuant to which Simplex granted to Cadence an option to purchase up to 19.9% of the outstanding shares of Simplex Common Stock, which option is exercisable upon the occurrence of certain events specified in the Stock Option Agreement.

     A copy of the Merger Agreement and Stock Option Agreement are filed as Exhibit 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     On May 3, 2002, Simplex issued a press release announcing that the Board of Directors of Simplex approved the adoption of the Preferred Stock Rights Agreement (the “Rights Agreement”)

between Simplex and La Salle Bank National Association, as Rights Agent (the “Rights Agent”). The press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

     On May 2, 2002, pursuant to the Rights Agreement, Simplex’s Board of Directors declared a dividend of one right (a “Right”) to purchase one one-thousandth share of Simplex’s Series A Participating Preferred Stock (“Series A Preferred”) for each outstanding share of Common Stock, par value $0.001 per share (“Common Shares”), of Simplex. The dividend is payable on May 17, 2002 (the “Record Date”) to stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from Simplex one one-thousandth of a share of Series A Preferred at an exercise price of $70 (the “Purchase Price”), subject to adjustment.

          The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The following description of the Rights is qualified in its entirety by reference to such exhibit.

     Rights Evidenced by Common Share Certificates

     The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights (“Rights Certificates”) will not be sent to stockholders and the Rights will attach to and trade only together with the Common Shares. Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     Distribution Date

     The Rights will be separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth day (or such later date as may be determined by Simplex’s Board of Directors) after a person or group of affiliated or associated persons (“Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares then outstanding, or (b) the tenth business day (or such later date as may be determined by Simplex’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of Simplex’s then outstanding Common Shares. The earlier of such dates is referred to as the “Distribution Date.” In any event, Cadence Design Systems, Inc. will not be deemed to be an Acquiring Person at any time prior to the termination of the Agreement and Plan of Merger by and among Simplex, Cadence and Zodiac Acquisition, Inc. which contemplates the proposed merger of Simplex with Zodiac Acquisition, Inc., following which Simplex will become a wholly-owned subsidiary of Cadence and shares of Simplex common stock will be exchanged for shares of Cadence common stock.

     Issuance of Rights Certificates; Expiration of Rights

     As soon as practicable following the Distribution Date, a Rights Certificate will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificate alone will evidence the Rights from and after the Distribution Date. The Rights will expire on the earliest of (i) May 17, 2012, (the “Final Expiration Date”), or (ii) redemption or exchange of the Rights as described below.

     Initial Exercise of the Rights

     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth share of the Series A Preferred. In the event that Simplex does not have sufficient Series A Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, Simplex may instead substitute cash, assets or other securities for the Series A Preferred for which the Rights would have been exercisable under this provision or as described below.

     Right to Buy Company Common Shares

     Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of Simplex’s then outstanding Common Shares, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by Simplex as set forth below.

     Right to Buy Acquiring Company Shares

     Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains 15% or more of Simplex’s then outstanding Common Shares, (i) Simplex is acquired in a merger or other business combination transaction, or (ii) 50% or more of Simplex’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

     Exchange Provision

     At any time after an Acquiring Person obtains 15% or more of Simplex’s then outstanding Common Shares and prior to the acquisition by such Acquiring Person of 50% or more of Simplex’s outstanding Common Shares, the Board of Directors of Simplex may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.

     Redemption

     At any time on or prior to the Close of Business on the earlier of (i) the fifth day following the attainment of 15% or more of Simplex’s then outstanding Common Shares by an Acquiring Person (or such later date as may be determined by action of Simplex’s Board of Directors and publicly announced by Simplex), or (ii) the Final Expiration Date, Simplex may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

     Adjustments to Prevent Dilution

     The Purchase Price payable, the number of Rights, and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by Simplex as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     Cash Paid Instead of Issuing Fractional Shares

     No fractional Common Shares will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

     No Stockholders’ Rights Prior to Exercise

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Simplex (other than any rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

     Amendment of Rights Agreement

     The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

     Rights and Preferences of the Series A Preferred

     Each one one-thousandth of a share of Series A Preferred has rights and preferences substantially equivalent to those of one Common Share.

     No Voting Rights

     Rights will not have any voting rights.

     Certain Anti-Takeover Effects

     The Rights approved by the Board of Directors are designed to protect and maximize the value of the outstanding equity interests in Simplex in the event of an unsolicited attempt by an acquirer to take over Simplex in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive Simplex’s Board of Directors and its stockholders of any real opportunity to determine the destiny of Simplex. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

     The Rights are not intended to prevent a takeover of Simplex and will not do so. Subject to the restrictions described above, the Rights may be redeemed by Simplex at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors, including Simplex’s proposed transaction with Cadence.

     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of Simplex deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire Simplex on terms or in a manner not approved by Simplex’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

     Issuance of the Rights does not in any way weaken the financial strength of Simplex or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to Simplex or to its stockholders, and will not change the way in which Simplex’s shares are presently traded. Simplex’s Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

     In connection with the Rights Agreement, Simplex filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock with the Secretary of State of the State of Delaware on May 3, 2002, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 24, 2002, by and among Cadence Design Systems, Inc., Zodiac Acquisition, Inc. and Simplex Solutions, Inc.

2.2	Stock Option Agreement, dated as of April 24, 2002, between Cadence Design Systems, Inc. and Simplex Solutions, Inc.

3.1	Certificate of Designation of Rights, Preferences and Privileges of

Series A Participating Preferred Stock of Simplex Solutions, Inc.

4.1	Preferred Stock Rights Agreement, dated as of May 2, 2002, between Simplex Solutions, Inc. and LaSalle Bank National Association.

99.1	Joint Press Release of Cadence Design Systems, Inc. issued April 24, 2002.

99.2	Press Release of Simplex Solutions, Inc. issued May 3, 2002.

SIGNATURE

     Pursuant to the requirements Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLEX SOLUTIONS, INC.

Date: May 6, 2002	By:
/s/ Penny Herscher Penelope A. Herscher Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2002, by and among Cadence Design Systems, Inc., Zodiac Acquisition, Inc. and Simplex Solutions, Inc.

2.2	Stock Option Agreement, dated as of April 24, 2002, between Cadence Design Systems, Inc. and Simplex Solutions, Inc.

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Simplex Solutions, Inc.

4.1	Preferred Stock Rights Agreement, dated as of May 2, 2002, between Simplex Solutions, Inc. and LaSalle Bank National Association.

99.1	Joint Press Release of Cadence Design Systems, Inc. issued April 24, 2002.

99.2	Press Release of Simplex Solutions, Inc. issued May 3, 2002.